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                                                                     EXHIBIT 4.9

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.


                           BLACKWATER MIDSTREAM CORP.
                               2008 INCENTIVE PLAN
                    NOTICE OF NONQUALIFIED STOCK OPTION GRANT

      BLACKWATER MIDSTREAM CORP. (the "Company") hereby grants you the following Option to purchase shares of its common stock ("Shares"). The terms and conditions of this Option are set forth in the Stock Option Agreement ("Stock Option Agreement") that follows and the BLACKWATER MIDSTREAM CORP. 2008 Incentive Plan (the "Plan"), both of which are attached to and made a part of this document. This page is meant to be a cover page for informational purposes only, in the event any of the terms hereon are in conflict with the Stock Option Agreement and/or the Plan, the terms of the Stock Option Agreement and/or the Plan shall supersede the information on this page.


DATE OF GRANT:                        May 14, 2008

NAME OF OPTIONEE:                     FRANK MARROCCO

NUMBER OF OPTION SHARES:              480,690

EXERCISE PRICE PER SHARE:             $3.77

VESTING START DATE:                   May 14, 2008

TYPE OF OPTION:                       [_] Incentive Stock Option
                                      [X] Nonqualified Stock Option

VESTING SCHEDULE:                     The shares shall vest according to the
                                      terms of the Employment Agreement between the Company and Optionee as of the date hereon.

PAYMENT FORMS:                        By cash, cash equivalents, or Shares owned
                                      by the Optionee for at least six months, and if the Company's Shares become publicly traded, by "cashless" exercise, as set forth in the Stock Option
                                      Agreement.



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                           BLACKWATER MIDSTREAM CORP.

                       NONQUALIFIED STOCK OPTION AGREEMENT

                            OPTIONEE: FRANK MARROCCO
                                      --------------

1. GRANT OF STOCK OPTION. As of the DATE OF GRANT (identified in Section 19 below), Blackwater Midstream Corp., a California corporation (the "COMPANY"), hereby grants a Nonqualified Stock Option (the "OPTION") to the Optionee (identified above), an employee of the Company, to purchase the number of shares of the Company's common stock, $ par value per share (the "COMMON STOCK"), identified in Section 19 below (the "SHARES"), subject to the terms and conditions of this agreement (the "STOCK OPTION AGREEMENT") and the Company's 2008 Incentive Plan effective May 5, 2008 (the "PLAN"), which is hereby incorporated herein in its entirety by reference. The Shares, when issued to the Optionee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is not an "incentive stock option" as defined in Section 422 of the Internal Revenue Code.

2. DEFINITIONS. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise specifically provided herein. Section 19 below sets forth meanings for various capitalized terms used in this Agreement.

3.    OPTION TERM. The Option shall commence on the Date of Grant (identified in
      Section 19 below) and terminate on the date immediately prior to the tenth
      (10th) anniversary of the Date of Grant. The period during which the Option is in effect and may be exercised is referred to herein as the "OPTION PERIOD".

4. OPTION PRICE. The Option Price per Share is identified in Section 19 below.

5. VESTING. The total number of Shares subject to this Option shall vest in accordance with the VESTING SCHEDULE (identified in Section 19 below). The Shares may be purchased at any time after they become vested, in whole or in part, during the Option Period; provided, however, the Option may only be exercisable to acquire whole Shares. The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum extent permissible after vesting, the vested portion of the Option shall be exercisable, in whole or in part, at any time during the Option Period.

6. METHOD OF EXERCISE. The Option is exercisable by delivery of a written notice (a form of which is attached hereto) to the attention of the Chief Financial Officer of the Company at the address for notices to the Company provided below, signed by the Optionee, specifying the number of Shares to be acquired on, and the effective date of, such exercise. The Optionee may withdraw notice of exercise of this Option, in writing, at any time prior to the close of business on the business day preceding the proposed exercise date.


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7.    METHOD OF PAYMENT. The Option Price upon exercise of the Option shall be payable to the Company in full either: (i) in cash or its equivalent, or
      (ii) subject to prior approval by the Board of Directors or the Compensation Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value (as defined in the Plan) at the time of exercise equal to the total Option Price (provided that the Shares must have been held by the Optionee for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Board of Directors or the Compensation Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (as determined pursuant to Section 2.3 of the Plan), or (iv) subject to prior approval by the Board of Directors or the Compensation Committee in its discretion, by a combination of (i),
      (ii), and (iii) above. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Chief Financial Officer of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Chief Financial Officer may require. If the payment of the Option Price is remitted partly in Shares, the balance of the payment of the Option Price shall be paid in either cash, certified check, bank cashiers' check, or by wire transfer.

      The Board of Directors or the Compensation Committee, in its discretion, may allow (i) a "cashless exercise" as permitted under Federal Reserve Board's Regulation T, 12 CFR Part 220 (or its successor), and subject to applicable securities law restrictions and tax withholdings, or (ii) any other means of exercise which the Board of Directors or the Compensation Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law.

      As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, Share certificates for the number of Shares purchased under the Option. Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee or other appropriate recipient.

8. RESTRICTIONS ON EXERCISE. The Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including any such laws or regulations or Company policies respecting blackout periods, or any rules or regulations of any stock exchange on which the Common Stock may be listed.

9. TERMINATION OF EMPLOYMENT. Voluntary or involuntary termination of Employment and the death or Disability of Optionee shall affect Optionee's rights under the Option as follows:

      (a) TERMINATION FOR CAUSE. The vested and non-vested portions of the Option shall expire on 12:01 am. (Pacific Time) on the date of termination of Employment and shall not be exercisable to any extent if Optionee's Employment with the Company is terminated for Cause (as defined in the Plan at the time of such termination of Employment).

      (b) OTHER INVOLUNTARY TERMINATION OR VOLUNTARY TERMINATION. If Optionee's Employment with the Company is terminated for any reason other than for Cause, retirement, death or Disability (as defined in the Plan at the time of termination of Employment), then (i) the non-vested portion of the Option shall immediately expire on the termination date (ii) the vested portion of the Option shall expire to the extent not exercised within three (3) months after the date of such termination of Employment. In no event may the Option be exercised by anyone after the earlier of (A) the expiration of the Option Period or (B) three (3) months after termination of Employment.

      (c) DEATH OR DISABILITY. If Optionee's Employment with the Company is terminated by death or Disability, then the vesting of the Option will be accelerated and the entire Option shall be 100% vested on the date of termination of Employment and shall expire 365 calendar days after the date of such termination of Employment to the extent not exercised by Optionee or, in the case of death, by the person or persons to whom Optionee's rights under the Option have passed by will or by the laws of descent and distribution or, in the case of Disability, by Optionee's legal representative. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) 365 days after Optionee's death or termination of Employment due to Disability.

      (d) RETIREMENT. In the event of termination due to retirement, the vested portion of the Option shall expire on the earlier of (i) the Option Period or (ii) three (3) months after the date of retirement, and the unvested portion of the Option shall expire.

      (e) CHANGE OF CONTROL. In the event of a "Change in Control" of the Company (as defined below) the vesting of the Option will be accelerated and the entire Option shall be 100% vested as of the date immediately preceding a Change in Control and the Option may be accelerated and the Option shall otherwise be affected as provided in the Plan at such time. For the purposes of this Agreement, a "Change in Control" of the Company shall include any event as defined in the Plan, and the Board has determined that pursuant to
            Section 6.7(f) of the Plan, a "Change in Control" of the Company shall also include any other event that constitutes a "Change in Control" of the Company as defined in the Optionee's Termination Agreement with the Company.

10. NON-QUALIFICATION AS AN INCENTIVE STOCK OPTION. The Optionee understands that the Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. The Optionee further understands and agrees, that neither the Company nor the Board of Directors or the Compensation Committee shall be liable or responsible for any additional tax liability incurred by the Optionee because this Option is not an "incentive stock option" within the meaning of the Code.

11. INDEPENDENT LEGAL AND TAX ADVICE. Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

12. REORGANIZATION OF COMPANY. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. ADJUSTMENT OF SHARES. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments shall be made to the terms and provisions of this Option as provided in the Plan.

14. NO RIGHTS IN SHARES. Optionee shall have no rights as a stockholder in respect of the Shares until the Optionee becomes the record holder of such Shares.

15. INVESTMENT REPRESENTATION. Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any Shares issued to Optionee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

16. NO GUARANTEE OF EMPLOYMENT. The Option shall not confer upon Optionee any right to continued Employment with the Company or any subsidiary or affiliate thereof.

17. WITHHOLDING OF TAXES. This Option is subject to and the Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state, or local tax withholding obligations, including at the Board of Directors or the Compensation Committee's discretion, to make deductions from the number of Shares otherwise deliverable upon exercise of the Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law.

18.   GENERAL.

      (a) NOTICES. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another. Notices shall be effective upon receipt.

      (b) SHARES RESERVED. Company shall at all times during the Option Period reserve and keep available under the Plan such number of Shares as shall be sufficient to satisfy the requirements of this Option.

      (c) NONTRANSFERABILITY OF OPTION. The Option granted pursuant to this Agreement is not transferable other than by will, the laws of descent and distribution or by a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code). The Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's legal representative in the event of Optionee's Disability. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Optionee.

      (d) AMENDMENT AND TERMINATION. No amendment, modification or termination of the Option or this Agreement shall be made at any time without the written consent of Optionee and Company.

      (e) NO GUARANTEE OF TAX CONSEQUENCES. The Company and the Board of Directors or the Compensation Committee make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. The Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

      (f) SEVERABILITY. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

      (g) SUPERSEDES PRIOR AGREEMENTS. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of the Options covered hereby.

      (h) GOVERNING LAW. The Option shall be construed in accordance with the laws of the State of California without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt California law.

19. DEFINITIONS AND OTHER TERMS. The following capitalized terms shall have those meanings set forth opposite them:

(a) Optionee: FRANK MARROCCO

(b) Type of Option: NONQUALIFIED STOCK OPTION

(c) Date of Grant: MAY 14, 2008

(d) Vesting Start Date: MAY 14, 2008

(e) Shares: 480,690 shares of the Company's Common Stock.

(f) Option Price: $ 3.77 PER SHARE .

(g) Vesting Schedule: Options for Shares shall vest as follows:

The shares shall vest according to the terms of the Employment Agreement between the Company and Optionee as of the date hereon.


      IN WITNESS WHEREOF, the Company has, as of May 14, 2008, caused this Stock Option Agreement to be executed on its behalf by its duly authorized officer, and Optionee has hereunto executed this Stock Option Agreement as of the same date.



BLACKWATER MIDSTREAM CORP.                   OPTIONEE



By: /S/ MICHAEL D. SUDER                     /S/ FRANK MARROCCO
    --------------------------------         -----------------------------------
    Michael D. Suder                         Frank Marrocco
    Chief Executive Officer

Address for Notices to the Company:          Address for Notices to Optionee:

4006 Highway 44                              4006 Highway 44
Garyville, Louisiana 70076                   Garyville, Louisiana 70076

             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT


Blackwater Midstream Corp.
4006 Highway 44
Garyville, Louisiana 70076
Attn:  Chief Financial Officer

         Re:      Exercise of Nonqualified Stock Option

Dear Sir or Madam:

      Pursuant to the Nonqualified Stock Option Agreement dated May 14, 2008 (the "STOCK OPTION AGREEMENT"), I hereby elect to purchase _____________ shares of the Common Stock of the Company ("COMMON STOCK") at the aggregate exercise price of $____________. I enclose the following documents (check all that are applicable):

|_|      My check in the amount of $___________.

|_|      Other (specify): _______________________________________________.

         The Common Stock is to be issued and registered in the name(s) of:

                               -----------------------------------

                               -----------------------------------

      I UNDERSTAND THAT THERE MAY BE TAX CONSEQUENCES AS A RESULT OF THE PURCHASE OR DISPOSITION OF THE COMMON STOCK, I HAVE CONSULTED WITH ANY TAX CONSULTANT I DESIRED TO CONSULT, AND I AM NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. I understand that my exercise is governed by my Nonqualified Stock Option Agreement and agree to abide by and be bound by its terms and conditions. I represent that the Common Stock is being acquired solely for my own account and not as a nominee for any other party, or for investment, and that I will not offer, sell or otherwise dispose of any such Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or the securities laws of any state.

Dated:  ___________________, 200_.


________________________________________________
         (Signature)

________________________________________________
         (Please Print Name)

________________________________________________
________________________________________________
         (Address)